                                                                     Exhibit 4.3
                         REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of April 13, 1999 is made and entered into between THE CHILDREN'S BEVERAGE GROUP, INC., a Delaware corporation (the "Company"), and CLIFFSTAR CORPORATION, a Delaware corporation ("Cliffstar").

     WHEREAS, the Company and Cliffstar have entered into that certain Settlement Agreement of even date herewith, pursuant to which the Company, among other matters, has agreed to issue a warrant (the "Warrant") to Cliffstar to acquire 413,000 shares of the Company's common stock, par value $.0001 per share (the "Shares");

     WHEREAS, pursuant to the terms of, and in partial consideration for, Cliffstar's agreement to enter into the Settlement Agreement, the Company has agreed to provide Cliffstar with certain registration rights with respect to the Registrable Securities (as defined below).

     NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the Settlement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

     1. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          (a) "Business Day" means a day other than a Saturday, Sunday or a public or national bank holiday or the equivalent for banks generally under the laws of the State of Delaware.

          (b) "Commission" means the Securities and Exchange Commission.

          (c) "Common Stock" means the shares of Common Stock of the Company as constituted on the date hereof, any stock into which such Common Stock shall have been changed, any stock resulting from any stock split, reverse stock split, stock dividend or any reclassification of such common stock.

          (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission promulgated thereunder, in effect from time to time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

          (e) "Initial Public Offering" means an initial public offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act (as defined below).

          (f) "Registrable Securities" means the Shares issued upon exercise of the Warrant until (i) a registration statement under the Securities Act covering the offering of such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) such securities have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to Cliffstar, such securities may be sold without any time, volume or manner limitation pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

          (g) "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 2 of this Agreement, including, without limitation, all registration, filing and applicable national securities exchange fees, all fees and expenses of complying with all applicable securities and blue sky laws (including reasonable fees and disbursements of counsel in connection with all applicable securities registration and blue sky qualifications of the Registrable Securities), rating agency fees, all printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and disbursements of counsel for the Company and of its independent public accountants for the Company, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, and the fees and expenses of underwriters customarily paid by issuers of securities.

          (h) "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, in effect from time to time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

     2.   Registration under Securities Act.
          ----------------------------------

          2.1  "Piggyback" and Incidental Registration.
               ----------------------------------------

               (a) Right to Include Registrable Securities. At any time prior to the closing of an Initial Public Offering and so long thereafter as any Registrable Securities are outstanding, if the Company at any time proposes to register any of its securities under the Securities Act, whether or not for sale for its own account (other than securities to be issued pursuant to an employee compensation program or dividend reinvestment plan or securities issued in a merger, recapitalization, consolidation, acquisition or similar transaction), in a manner which would permit registration of the Registrable Securities for sale to the public under the

352035-3                         2

Securities Act, it will each such time give written notice to Cliffstar, in accordance with Section 4, of its intention to do so and, upon the written request of Cliffstar within 15 days after the receipt of any such notice (which request by Cliffstar must specify the Registrable Securities intended to be disposed of by Cliffstar and the intended method of disposition thereof), the Company will use its best efforts to effect the registration of the Registrable Securities that it has been so requested to register by Cliffstar, to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to register or to delay registration of such securities, the Company will give written notice of such determination to Cliffstar and, thereupon, the Company, (i) in the case of a determination not to register, will be relieved of its obligation to register any Registrable Securities in connection with only that withdrawn registration (but not from its obligation to pay the Registration Expenses in connection therewith and its obligation to register any Registrable Securities in a future registration) and
(ii) in the case of a determination to delay registration, will be permitted to delay registering any Registrable Securities, for the same period as the delay in registering the Company's other securities included in this registration. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2. 1.

               (b) Priority in Company Registrations. If the managing underwriter of any underwritten offering pursuant to Section 2. 1 (a) shall advise the Company in writing (with copies to Cliffstar) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Company (or that inclusion of the securities requested to be included by Cliffstar in such registration would otherwise adversely affect such offering), the Company shall register (i) first, the securities the Company proposes to sell solely on behalf of the Company, and (ii) second, pro rata, the Registrable Securities requested to be included in such registration and other securities requested to be included in such registration, on the basis of the number of shares owned by Cliffstar.

          2.2 Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1 of this Agreement, the Company will as expeditiously as possible:

                (i) prepare and file with the Commission a registration statement with respect to the Company's securities including the Registrable Securities and use its best efforts to cause such registration statement to become effective;

               (ii) prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration, including the Registrable

          Securities, until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by Cliffstar set forth in such registration statement, but in no event for a period of more than two years after such registration statement becomes effective;

               (iii) furnish to Cliffstar and each underwriter, if any, of such securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act and the Trust Indenture Act (if applicable), and such other documents, as Cliffstar or such underwriter may reasonably request in order to facilitate the disposition of the securities owned by Cliffstar, but only while the Company is required under the provisions hereof to cause the registration statement to remain current;

               (iv) use its best efforts to register or qualify such securities covered by such registration statement under such securities or blue sky laws of such jurisdictions where an exemption is not available and as Cliffstar shall reasonably request, and to take any and all other action which may be necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities owned by Cliffstar; provided, however, that the Company shall not for any such purpose be required (A) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (B) to conform the composition of its assets at the time to the securities or blue sky laws of any jurisdiction, or (C) to subject itself to taxation in any such jurisdiction;

               (v) furnish to Cliffstar a signed counterpart of (x) an opinion of counsel for the Company to the underwriters, if any, of such offering, and (y) if a "comfort" letter is otherwise being provided to any underwriter in connection with the registration, a counterpart of such "comfort" letter signed by the independent public accountants who have certified to the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities; and

               (vi) notify Cliffstar at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (whereupon Cliffstar shall forthwith discontinue use of such prospectus until receipt of notice from the Company that use of such prospectus may be resumed or receipt of the prospectus supplement or amendment hereinafter referred to), and promptly prepare and file with the Commission and furnish to Cliffstar and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

               (vii)  engage a transfer agent for the Company's securities; and

               (viii) obtain a CUSIP number for all Registrable Securities not later than the effective date of the registration statement, and provide the Company's transfer agent with printed certificates for each registered security to be issued for each Registrable Security.

The Company may require Cliffstar to furnish the Company with such information regarding Cliffstar and the intended method of distribution of such securities as the Company may from time to time reasonably request and as shall be required by law in connection therewith, including, without limitation, notice of sales effected by such seller under such registration statement.

          2.3 Underwritten Offerings. Subject to Section 2.1 of this Agreement, if the Company proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the Company will, subject to Sections 2.1(b) of this Agreement, if requested by Cliffstar, use its best efforts to arrange for such underwriters to, and Cliffstar will, if requested by the Company, include the Registrable Securities to be offered and sold by Cliffstar among those to be distributed by such underwriters. Cliffstar shall be a party to the underwriting agreement between the Company and such underwriters and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of Cliffstar and Cliffstar may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of Cliffstar. The Company must provide copies of the underwriting agreement to Cliffstar a reasonable time prior to the filing of any registration statement and the Company will use its best efforts to cause to be made any changes in the underwriting agreement reasonably requested by Cliffstar or its counsel.

          2.4 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Agreement, the Company will give Cliffstar, its underwriters, if any, and its counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them (provided such Person agrees not to use the information so obtained for any purpose other than preparation of the registration statement) such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as is determined to be necessary, in the opinion of Cliffstar's and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          2.5  Indemnification.
               ----------------

               (a) Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to
Section 2.1 of this Agreement, the Company will, and hereby does, indemnify and hold harmless Cliffstar, its directors, officers, partners, and agents and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls Cliffstar or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Cliffstar or any such director, officer, partner, agent or Affiliate or participating or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, including all documents incorporated by therein by reference (in the case of a shelf registration statement) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse Cliffstar and each such director, officer, partner, agent, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, preparing or defending against any such loss, claim, liability, action or proceeding, whether commenced or threatened; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Cliffstar or such underwriter, as the case may be; and provided, further, that the Company shall not be liable to Cliffstar or any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls Cliffstar or underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of Cliffstar's or Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of

Registrable Securities to such Person if such statement or omission was corrected in such final prospectus.

               (b) Indemnification by Cliffstar. The Company may require, as a condition to including any Registrable Securities in any registration statement, that the Company shall have received an undertaking satisfactory to it from Cliffstar to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.5(a)) the Company, each director of the Company, each officer of the Company, each other Person, if any, who controls the Company within the meaning of the Securities Act and any underwriter of the Registrable Securities, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Cliffstar or such underwriter, as the case may be.

               (c) Notices of Claims. etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.5(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.5(a) or (b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of such indemnified party, and in the opinion of such indemnified party's counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, each indemnified party agrees to permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for all indemnified parties with respect to such claim, unless in the reasonable judgment of an indemnified party, and in the opinion of such indemnified party's counsel, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party will enter into any settlement without the written consent of the indemnifying party (which consent will not be unreasonably withheld).

               (d)    Contribution. If the indemnification provided for in this
Section 2.5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or, if the allocation provided above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party and the indemnified parties from the offering of the securities covered by the registration statement that gave rise to the indemnification claim. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 2.5, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 2.5(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

               (e) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 2.5 (with appropriate modifications) shall be given by the Company and Cliffstar with respect to any required registration or other qualification of Registrable Securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

               (f) Indemnification Payments. The indemnification and contribution required by this Section 2.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

               (g) Additional Rights. Any indemnification agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

     3. Rule 144 and Rule 144A Information. If the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will not deregister its securities under the Exchange Act and it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder. If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will provide the information required pursuant to Rule 144(c)(2) under the Securities Act upon the request of Cliffstar and any prospective purchaser designated by Cliffstar. The Company will take such further action as Cliffstar and any prospective purchaser designated by Cliffstar of such Registrable Securities may reasonably request, all to the extent required from time to time to enable Cliffstar to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

     4. Notices. All notices or communications provided for hereunder shall be in writing (including facsimile transmission) and shall be addressed as follows:

     (a)  If to the Company:

          The Children's Beverage Group, Inc.
          330 Melvin Drive
          Suite 1
          Northbrook, Illinois 60062
          Attention: Jon A. Darmstadter, President

     (b)  If to Cliffstar:

          Cliffstar Corporation
          1 Cliffstar Avenue
          Dunkirk, New York 14048
          Attention: Dwight Demchik

Notices given by mail shall be deemed to have been given no later than five Business Days after the date sent, and must be sent by registered or certified mail, postage prepaid, and addressed to the applicable party at the address shown above (or such other address designated by such party subsequent to the date hereof). Any party may, by notice to the other party given in accordance with this Section 4, designate another address or Person for receipt of notices or communications hereunder.

     5. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the matters described herein, and supersedes all prior discussions, agreements and undertakings, written or oral, of any and every nature with respect thereto.

     6. Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only in writing signed by authorized representatives of the Company and Cliffstar or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such writing shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

     7. Governing Law. This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of laws provisions thereof

     8. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, without limitation, and without the need for an express assignment, Cliffstar.

     9. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts which together shall constitute one and the same instrument.

     10. Further Assurances. Each party shall, at the request of any other party hereto, at any time and from time to time following the date of this Agreement promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to confirm or carry out the provisions and intents of this Agreement.

     11. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     12. Captions. All section titles or captions contained in this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                        [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                                    THE CHILDREN'S BEVERAGE GROUP,
                                    INC.


                                    By : /s/
                                         --------------------------

                                    Name:
                                         --------------------------

                                    Title:   President
                                          -------------------------


                                    CLIFFSTAR CORPORATION


                                    By: /s/
                                       ----------------------------

                                    Name:
                                         --------------------------

                                    Title:   Vice President
                                          -------------------------